UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 27, 2020

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01175	81-2878769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA 02116

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

          N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value Rights to Purchase Common Stock, $0.001 par value per share	BCSF BCSF RT	New York Stock Exchange New York Stock Exchange

Item 1.01.	Entry into a Material Definitive Agreements.

Bain Capital Specialty Finance, Inc. (NYSE: BCSF, the “Company”, “our” or “we”) currently serves (among other roles) as investment manager to its subsidiary, BCSF I, LLC, as Borrower pursuant to a credit agreement initially entered into October 4, 2017 (as amended, the “Existing Credit Facility”) between (among other parties) BCSF I, LLC as Borrower, Goldman Sachs Bank USA, as Sole Lead Arranger, Syndication Agent and Administrative Agent, and U.S. Bank National Association as Collateral Administrator, Collateral Agent and Collateral Custodian (collectively, the “Credit Facility Parties”).  On January 8, 2020, the Company entered into an amended and restated credit agreement between the Credit Facility Parties, which amended and restated the terms of the Existing Credit Facility. On March 31, 2020 the Parties entered into Omnibus Amendment No. 1 to the amended and restated credit agreement between the Credit Facility Parties. On May 27, 2020, the Parties entered into Amendment No. 2 (the “Amendment”) to the amended and restated credit agreement between the Credit Facility Parties.

The Amendment amends the Existing Credit Facility to, among other things, (i) permit the Company to incur a lien on assets purchased with the proceeds of the rights offering and (ii) remove the requirement that the Company maintain $50 million in unencumbered cash after the completion of the rights offering (which was inapplicable in the event the Company elected to cause the Borrower to prepay $50 million under the Existing Credit Facility), instead requiring a pay down of $50 million within two business days after the closing of the rights offering.

The Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2020.

Item 8.01.	Other Events.

On May 28, 2020, the Company priced a notes offering and expects to enter into a Master Note Purchase Agreement with the Purchasers listed on the Purchaser Schedule thereto (the “Note Purchase Agreement”), in connection with the Company’s issuance of $115 million aggregate principal amount of its 8.500% senior unsecured notes due 2023 (the “Notes”) on the terms described below. The offering is expected to close on June 10, 2020 (such date, the “Closing Date”), subject to satisfaction of customary closing conditions.

The Notes will mature on June 10, 2023. The Notes will bear interest at a rate of 8.500% per year payable semi-annually on June 10 and December 10 of each year, commencing on December 10, 2020. The Company expects to have the right to, at its option, redeem all or a part that is not less than 10% of the Notes (i) prior to June 10, 2022, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus an applicable “make-whole” amount equal to (x) the discounted value of the remaining scheduled payments with respect to the principal of such Note that is to be prepaid or becomes due and payable pursuant to the Note Purchase Agreement over (y) the amount of such called principal, plus accrued and unpaid interest, if any, and (ii) on or after June 10, 2022, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. The discounted value is expected to be calculated by applying a discount rate on the same periodic basis as that on which interest on the Notes is payable equal to the sum of .50% plus the yield to maturity of the most recently issued U.S. Treasury securities having a maturity equal to the remaining average life of the Notes. If there are no such U.S. Treasury securities having a maturity equal to such remaining average life, then such implied yield to maturity will generally be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such remaining average life and (2) closest to and less than such remaining average life.

It is expected that the Company and its affiliates will not be permitted to purchase the Notes, except in accordance with the prepayment provisions of the Note Purchase Agreement or pursuant to an offer to purchase made pro rata to all noteholders.

It is expected that the Notes will contain terms that, within 15 days of any change of control of the Company, the Company is required to give notice of such change in control and offer to prepay 100% of the principal amount of the Notes held by each holder (together with all interest accrued thereon).

The Notes are expected to be general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by the certain of the Company’s subsidiaries, financing vehicles or similar facilities.

The Note Purchase Agreement is expected to contain other terms and conditions, including, without limitation, affirmative and negative covenants such as (i) information reporting, (ii) maintenance of the Company’s status as a business development company within the meaning of the Investment Company Act of 1940, as amended, (iii) minimum shareholders’ equity of 65% of the Company’s shareholders’ equity for the quarter ended March 31, 2020 plus 65% of the net cash proceeds of the sale of certain equity interests by the Company after the Closing Date, if any, (iv) a minimum asset coverage ratio of not less than 150%, subject to certain U.S. Securities and Exchange Commission relief actions, (v) a minimum interest coverage ratio of 1.25:1.00 and (vi) an unencumbered asset coverage ratio of 1.25:1.00. The Note Purchase Agreement is expected to contain a “most favored lender” provision in favor of the purchasers in respect of any new credit facilities unsecured indebtedness in excess of $50 million incurred by the Company or any subsidiary that guarantees the Company’s obligations under the Note Purchase Agreement, which facilities contains a financial covenant not contained in, or more restrictive than those contained, in the Note Purchase Agreement. The Note Purchase Agreement is expected to also contain customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or derivative securities in outstanding aggregate principal amount of at least $50 million of the Company or subsidiary guarantors, certain judgements and orders, and certain events of bankruptcy.

The Notes have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The net proceeds to the Company are expected to be approximately $115 million, after the deduction of placement agent fees and estimated expenses. The Company intends to use the net proceeds to repay debt under its secured credit facilities.

On May 29, 2020, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of the Bain Capital Specialty Finance, Inc. May 29, 2020 Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

Certain information contained herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Bain Capital Specialty Finance, Inc. Press Release, dated May 29, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bain Capital Specialty Finance, Inc.

Date: May 29, 2020	By:	/s/ Michael Treisman
Name: Michael Treisman
Title: Secretary